[DAVIDSON & COMPANY LETTERHEAD]







January 31, 2001


TRIPACIFIC DEVELOPMENT CORPORATION
c/o 1500 - 885 West Georgia Street
Vancouver, BC
V6C 3E8

RE:  FORM SB-2

Dear Sirs:

We refer to the Form SB-2 Registration Statement of Tripacific Development Corporation (the "Company") filed pursuant to the Securities Exchange Act of 1933, as amended.

We conducted an audit of the Company's financial statements and have provided an audit report dated May 3, 2000 in connection with the preparation of the Form SB-2. We hereby consent to the filing of our audit report as part of the aforementioned Registration Statement.





                                                            "DAVIDSON & COMPANY"


Vancouver, Canada                                          Chartered Accountants